UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

GENVEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                               (240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets

Item 3.02   Unregistered Sale of Equity Securities.

As disclosed under Item 5.02 of this Current Report on Form 8-K, GenVec, Inc. (“GenVec” or the “Company”) appointed, effective May 23, 2012, Cynthia Collins as its new President and Chief Executive Officer and entered into an agreement governing the terms of Ms. Collins’s employment. As an inducement to accepting the appointment as the Company’s new President and Chief Executive Officer, Ms. Collins received a grant (the “Inducement Award”) of an option to purchase 250,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Inducement Award was granted separately from the Company’s 2011 Omnibus Incentive Plan and therefore the shares of the Company’s Common Stock that would be received upon the exercise of the option are not covered by an effective registration statement. The issuance of the option was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering. The shares underlying the option (absent registration prior to exercise) will be subject to the provisions of Rule 144 promulgated under the Securities Act. The earliest date on which a portion of the option would be exercisable is November 23, 2012, the six-month anniversary of the grant date. The disclosure regarding the vesting and expiration of the option under Item 5.02 of this Current Report on Form 8-K is incorporated into this item by reference.

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Cynthia Collins as New President, Chief Executive Officer and Director

On May 18, 2012, Cynthia Collins, was appointed President and Chief Executive Officer of GenVec effective May 23, 2012. Ms. Collins was also appointed to the Board of Directors of GenVec effective May 23, 2012. Ms. Collins, age 54, served as Group Vice President, Cellular Analysis of Beckman Coulter from 2007 to 2011. Prior to joining Beckman Coulter, Ms. Collins served as Chief Executive Officer of Sequoia Pharmaceuticals, Inc., a private biotechnology company developing antiviral drugs. Prior to joining Sequoia Pharmaceuticals, Ms. Collins served as President of Clinical Micro Sensors, Inc., a wholly owned subsidiary of Motorola, where she directed the development and commercialization of molecular diagnostic microarray products. Before Motorola, she spent over 17 years at Baxter Healthcare in a variety of executive roles, including President of Global Oncology and Vice President of Strategy and Portfolio Management of BioScience, in addition to six years with Abbott Laboratories in a series of operational assignments. Ms. Collins received her undergraduate degree from the University of Illinois and her Masters in Business Administration from the University of Chicago Graduate School of Business.

On May 18, 2012, in connection with joining the Company, Ms. Collins entered into an employment agreement (the “Employment Agreement”) with the Company. The Employment Agreement provides that Ms. Collins will be (i) paid a base salary at an annual rate of $450,000, (ii) eligible for an opportunity to receive an annual bonus in accordance with the annual incentive plan established for executive officers by the Compensation Committee of the Board of Directors of the Company, provided that, for 2012 Ms. Collins’s prorated bonus shall not be less than $112,500, (iii) granted the Inducement Award pursuant to the terms of a separate agreement (the “Inducement Award Agreement”), (iv) eligible to participate in the Company’s employee benefit programs and (v) eligible for all reasonable relocation expenses incurred by her up to a maximum of $50,000.

The Employment Agreement provides that in the event that Ms. Collins’s employment is terminated by the Company at any time without Cause (as defined in the Employment Agreement) or Ms. Collins quits for Good Reason (as defined in the Employment Agreement), the Company will be required to pay Ms. Collins her then current base salary and an amount equal to her total target bonus (which is 50% of her then current base salary) over the eighteen month period following the effectiveness of such termination.

The Employment Agreement also provides that in the event that Ms. Collins’s employment is terminated by the Company without Cause or by Ms. Collins for Good Reason, in each case within three months prior to or within twelve months following a Change in Control (as defined in the Inducement Award Agreement), the Company will be required to pay Ms. Collins a lump sum equal to two times Ms. Collins’s base salary for the year in which the termination occurs (or, if greater, the year in which the Change in Control occurs) and an amount equal to two times Ms. Collins’s annual target bonus, calculated with respect to the applicable base salary.

The Inducement Award Agreement provides Ms. Collins with an option to purchase 250,000 shares of the Company’s Common Stock at an exercise price equal to $2.54, the closing price of the Company’s Common Stock on May 23, 2012. The option has a ten-year term and will vest and become exercisable as to one-eighth (1/8th) of the shares of the Company’s Common Stock covered by the option on the six month anniversary of the grant date and, on the first day of each month thereafter, the option will vest and become exercisable as to an additional one-forty-eighth (1/48th) of the shares of the Company’s Common Stock covered by the option until the option is fully exercisable.

This description of the Employment Agreement and the Inducement Award Agreement are qualified by reference to the Employment Agreement and Inducement Award Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Resignation of Paul H. Fischer, Ph.D. as President, Chief Executive Officer and Director

In connection with Ms. Collins joining the Company, on May 22, 2012, Paul H. Fischer, Ph.D. resigned as the Company’s President and Chief Executive Officer as well as from the Board of Directors of the Company.

In connection with Dr. Fischer’s resignation the Company entered into a separation and release agreement dated May 22, 2012 (the “Fischer Separation Agreement”) with Dr. Fischer governing the terms of his departure. The Fischer Separation Agreement provides that, among other things, (i) Dr. Fischer will receive his base salary at the time of his resignation for twelve months after the effectiveness of his resignation, and (ii) Dr. Fischer releases the Company of all claims or potential claims he may have, except for certain enumerated exceptions.

Also in connection with Dr. Fischer’s resignation, the Company entered into a consulting agreement with Dr. Fischer dated May 22, 2012 (the “Fischer Consulting Agreement”) and, as partial consideration therefore, granted him an award of stock options under a separate agreement (the “Fischer Award Agreement”). Dr. Fischer served as President and Chief Executive Officer of GenVec until May 22, 2012.

The Fischer Consulting Agreement, which has a term of one (1) year, provides that, among other things, the Company will pay a consulting fee to Dr. Fischer of $15,000 and Dr. Fischer will provide a minimum of fifteen (15) days of consulting services. After Dr. Fischer has fulfilled this minimum commitment, the Company will pay $1,000 per day for additional consulting services provided by Dr. Fischer.

The Fischer Award Agreement provides Dr. Fischer will be granted an option to purchase 150,000 shares of GenVec’s common stock at an exercise price equal to the closing price of the Company’s common stock on June 1, 2012, the effective date of the Fischer Consulting Agreement. The option has a ten-year term and will vest and become exercisable as to fifty percent (50%) of the shares of common stock covered by the option on the six (6) month anniversary of the grant date and the remainder of the shares covered by the option will vest on the one-year anniversary of the grant date.

The descriptions of the agreements with Dr. Fischer are qualified by reference to the Fischer Separation Agreement, the Fischer Consulting Agreement and the Form of Fischer Award Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)       Exhibits

10.1	Employment Agreement by and between Cynthia Collins and GenVec, Inc., dated as of May 18, 2012
10.2	CEO Inducement Award of a Non-Qualified Stock Option by and between Cynthia Collins and GenVec, Inc., dated as of May 23, 2012
10.3	Separation and Release Agreement by and between Paul H. Fischer and GenVec, Inc., dated as of May 22, 2012
10.4	Consulting Agreement by and between Paul H. Fischer and GenVec, Inc., dated as of May 22, 2012
10.5	Form of Non-Qualified Stock Option Agreement by and between Paul H. Fischer and GenVec, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: May 24, 2012	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary

EXHIBIT INDEX

10.1	Employment Agreement by and between Cynthia Collins and GenVec, Inc., dated as of May 18, 2012
10.2	CEO Inducement Award of a Non-Qualified Stock Option by and between Cynthia Collins and GenVec, Inc., dated as of May 23, 2012
10.3	Separation and Release Agreement by and between Paul H. Fischer and GenVec, Inc., dated as of May 22, 2012
10.4	Consulting Agreement by and between Paul H. Fischer and GenVec, Inc., dated as of May 22, 2012
10.5	Form of Non-Qualified Stock Option Agreement by and between Paul H. Fischer and GenVec, Inc.